EX-99.906CERT

CERTIFICATION

I, Jorge H. Coloma, President and Trustee and Bob Anastasi, Treasurer, of TCG Financial Series Trust II (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Trustee

Treasurer

TCG Financial Series Trust II

TCG Financial Series Trust II

By /s/ Jorge H. Coloma

By /s/ Bob Anastasi

Jorge H. Coloma

Bob Anastasi

Date: March 10, 2017

Date: March 10, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to TCG Financial Series Trust II and will be retained by TCG Financial Series Trust II and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.